EXHIBIT 8.3

[Letterhead of Goodwin Procter LLP]

November 23, 2004

Summit Properties Inc.
309 East Morehead Street, Suite 200
Charlotte, NC 28202

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Summit Properties Inc., a Maryland corporation (“Summit”), in connection with the merger (the “Merger”) of Summit with and into Camden Summit, Inc., a Delaware corporation (“MergerCo”) and a wholly-owned subsidiary of Camden Property Trust, a Texas real estate investment trust (“Camden”), pursuant to the Agreement and Plan of Merger dated as of October 4, 2004 between Summit, Camden and MergerCo (the “Merger Agreement”). This opinion relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Merger is described in the Registration Statement on Form S-4 of Camden (the “REIT Registration Statement) and the Registration Statement on Form S-4 of Camden and Summit Properties Partnership, L.P. (the “Consent Solicitation Registration Statement,” and together with the REIT Registration Statement, the “Registration Statements”), each filed with the Securities and Exchange Commission as of the date hereof.

     For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement, the Registration Statements, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Camden and Summit in (i) representation letters provided to us in connection with our preparation of this opinion, (ii) the Proxy Statement/Prospectus and (iii) the Merger Agreement, which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, that no actions that are inconsistent with such statements, representations and warranties will be taken, and that all representations, statements, and warranties made “to the best knowledge of” any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. We further assume for purposes of this opinion that each of Summit and Camden qualifies for taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) for their respective taxable years in which the Merger occurs. In this regard, we note our opinion and the opinion of Locke, Liddell & Sapp LLP, each dated concurrently herewith, to the effect that Summit and Camden, respectively, have complied with the requirements for qualification and taxation as a REIT.

Summit Properties Inc.
November 23, 2004

     We also have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, the conformity to the final documents of all documents submitted to us as drafts and the accuracy and completeness of all records made available to us. In addition, we have assumed that the Merger will be consummated in accordance with the Merger Agreement, that the Merger will qualify as a merger under the applicable laws of Maryland and Delaware, that each of the parties to the Merger Agreement will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder, and that the Merger Agreement is valid and binding in accordance with its terms.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been or will be sought from the Internal Revenue Service by any party to the Merger Agreement as to the federal income tax consequences of any aspect of the Merger.

* * * *

     Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under currently applicable United States federal income tax law, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) the discussion set forth in the REIT Registration Statement under the caption “Material Federal Income Tax Consequences”, insofar as it purports to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, sets forth the material federal income tax consequences of the Merger to Camden, Summit, shareholders of Camden and stockholders of Summit who are United States Persons, subject to the limitations and qualifications set forth therein.

* * * *

     We express no opinion herein other than the opinions expressly set forth above. In particular, no opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. You should recognize that our opinion is not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect.

Summit Properties Inc.
November 23, 2004

Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinion.

     This opinion has been prepared for use in connection with the filing of the Registration Statements and speaks as of the date hereof. We hereby consent to the filing of the opinion as Exhibit 8.3 to the REIT Registration Statement and Exhibit 8.4 to the Consent Solicitation Registration Statement and to the reference to Goodwin Procter LLP under the captions “Legal Matters” and “Material Federal Income Tax Consequences” in each of the Registration Statements. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Goodwin Procter LLP